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                                                                    EXHIBIT 10.2


                              THE HUB GROUP LIMITED

                          EXECUTIVE SHARE PURCHASE PLAN

                                  January 1999


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                              THE HUB GROUP LIMITED

                          EXECUTIVE SHARE PURCHASE PLAN

                                   ARTICLE 1.

                                     GENERAL

1.1.   DEFINITIONS

       For the purpose of this Plan, the following terms shall have the following meanings:

(a)    "BOARD" means the Board of Directors of the Company;

(b) "COMPANY" means The Hub Group Limited and any successor corporation, and any reference herein to action by the Company means action by or under the authority of its Board of Directors;

(c) "EXECUTIVE" means a person employed by, or providing services pursuant to a written services agreement to, a Participating Company, whether or not on a full time basis, who is an officer or director of a Participating Company and who, in the opinion of the Company, bears a substantial responsibility for the management and growth of a Participating Company, and who has been designated by the Board as an Executive for purposes of this Plan;

(d) "MARKET VALUE" means, with reference to Shares on a certain date, the weighted average trading price of the Shares on The Toronto Stock Exchange (or, if the Shares are not listed on The Toronto Stock Exchange, such other exchange as is designated by the Board) for the five trading days prior to that date, provided that, if the Shares are not listed on any stock exchange, "Market Value" shall be determined by the Board, acting reasonably;

(e) "PARTICIPANT" means an Executive who has elected to participate in this Plan, who has applied for and been granted a loan pursuant to the provisions of this Plan and on whose behalf the Trustee has purchased Shares, so long as the loan or any part thereof remains outstanding or so long as any Shares purchased have not vested pursuant to Section 2.8 and the personal representatives, heirs and assigns of such Executive;

(f) "PARTICIPATING COMPANY" means the Company and each of its Subsidiaries that shall have elected to participate in this Plan with the consent of the Company and, when referred to in the context of a loan, shall mean the Participating Company by which or through which the loan was made or arranged, as the case may be;

(g) "PLAN" means this Executive Share Purchase Plan and any amendments or supplements thereto;


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(h)    "REPAYMENT DATE" means the date on which a loan made under this Plan is to be paid in full;

(i)    "REPAYMENT PERCENTAGE" has the meaning given to that term in section
       2.7(c);

(j) "RETIREMENT" means in respect of a particular Participant, such person's retirement, at normal retirement age applicable in the Participating Company, from employment with such Participating Company or, in the case of a Participant who has a written agreement of employment with the respective Participating Company, in accordance with such agreement of employment (and, for the purpose of this agreement "written agreement of employment" shall include a producer or other written services agreement);

(k) "SHARES" means fully paid and non-assessable Common Shares of the Company;

(l)    "SPECIFIED MAXIMUM" has the meaning given to that term in section 1.2.1.

(m) "SUBSIDIARY" means a company, at least a majority of the voting stock of which, except for qualifying shares, is beneficially held, directly or indirectly, by the Company or another Subsidiary; and

(n) "TRUSTEE" means the trustee from time to time appointed for purposes of this Plan pursuant to section 2.12 or the trustee from time to time.


1.2.   SHARES ISSUABLE UNDER THIS PLAN

1.2.1. The maximum number of Shares (the "Specified Maximum") which may be reserved for issuance from treasury under this Plan is 1,000,000. The aggregate number of Shares reserved for issuance which may be issued to any one person or to associates of that person under this Plan shall be 5% of all issued voting shares of the Company (on a non-diluted basis) less the aggregate number of voting shares of the Company reserved for issuance to such person or associates of such person under any other employee stock option plan, options for services, employee stock purchase plans or other share compensation arrangements (or the lesser of such other percentages as may from time to time be prescribed by the stock exchanges on which the voting shares of the Company are then listed). For the purposes of this section, the terms "associate" and "share compensation arrangement" have the meaning assigned to those terms under the applicable rules of The Toronto Stock Exchange.

1.2.2. No fractional shares shall be issued under this Plan and the Board may determine the manner in which fractional share value shall be treated.

1.2.3. In the event of any change in the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in the number or kind of shares or other securities reserved for issuance pursuant to the Plan; provided, however, that no substitution or adjustment shall obligate the Company to issue or sell fractional shares. In the event of the reorganization of the Company or the amalgamation, merger or consolidation of the Company



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with another corporation, the Board may make such provision for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.3.   APPLICABLE LAW

       The laws of the Province of Ontario shall apply to this Plan, any amendments thereto, and the administration thereof, and all rights and obligations thereunder shall be determined in accordance with such laws.

1.4.   WORDS, ETC.

       In the Plan, words importing the singular number include the plural and vice versa and words importing the masculine gender include feminine and neuter genders.

                                   ARTICLE 2.

                                    THE PLAN

2.1.   PURPOSE

       The purpose of this Plan is to advance the interests of the Company and its Subsidiaries by encouraging and enabling the acquisition of a share interest in the Company by certain executives of the Company and its Subsidiaries.

2.2.   ELIGIBILITY

       The Board shall determine the Executives who shall be eligible to participate in this Plan and the maximum number of Shares which each eligible Executive is entitled to buy under this Plan. In making such determination, the Board shall consider, but shall not be bound by, any recommendation made by the President of the Participating Company that employs, or has contracted for services of, the respective Executive.

2.3.   PARTICIPATION

       Participation in this Plan shall be entirely voluntary and any decision not to participate shall not affect an Executive's employment with any Participating Company. An Executive who is eligible may elect to participate in this Plan by submitting an application for a loan from a Participating Company in accordance with the provisions of section 2.4, and such application shall for all purposes be deemed to be an application to participate in this Plan.

2.4.   APPLICATION FOR LOAN

       An Executive may apply to a Participating Company for a loan to such Executive appropriate to purchase a number of Shares (up to the maximum established for such Executive pursuant to section 2.2) in blocks of 10, to be advanced to and used by the Trustee for the purchase from the Company or in the market of Shares for the account of the Participant. The whole or any part of the loan may be granted by a Participating Company (subject to applicable law) or arranged by a Participating Company to be made by any other third party acceptable to such Participating Company.




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2.5.   PURCHASE OF SHARES

       The amount of any loan granted to a Participant pursuant to the provisions of section 2.4 shall be used for the purchase by the Trustee of Shares in the market or, if determined by the Board or by regulation, shall be used for the purchase by the Trustee of Shares from the Company. The price for which Shares shall be purchased by the Trustee from the Company and issued by the Company shall be equal to the Market Value of Shares on the trading day immediately preceding the day as of which the Shares are authorized to be issued as determined by resolution of the Board from time to time. Where the Trustee purchases Shares in the market the purchase price allocated to the Shares shall be the actual purchase price of the Shares or as otherwise determined by the Board. In addition to the amount of any loan granted to a Participant pursuant to section 2.4, the Company will provide the Trustee with all additional amounts required to make such market purchases. The Trustee shall make all purchases in the open market as soon as is practicably possible after receipt from the Participant or the Company of the amounts required to make such market purchase or as otherwise instructed in writing by the Participant.

       All Shares purchased by the Trustee pursuant to the provisions of this section 2.5 shall be allotted and issued to the Trustee and the certificates in respect thereof shall be registered in the name of the Trustee.

       Unless and until a Participant shall become disentitled under this Plan, and subject to the provisions of this Plan, all rights with respect to Shares held by the Trustee on behalf of a Participant, including voting rights, shall be exercised by the Participant, and any dividends payable on such Shares shall be paid to the Participant so long as those Shares are held by the Trustee on behalf of the Participant.

2.6.   SHARES AS SECURITY

       All Shares purchased by the Trustee pursuant to the provisions of section
2.5 and the certificates representing the Shares, together with any Shares issued to a Participant as a result of a stock split (or a stock dividend in lieu of a stock split) of the Shares (the "Additional Shares") and the certificates representing such Additional Shares, shall be held by the Trustee as security for repayment of the loan as provided in section 2.7 and, notwithstanding the repayment of the loan, shall also be held by the Trustee until such Shares shall have become vested in the Participant as provided in section 2.8.

       In the event that the Market Value of the Shares and the Additional Shares held by the Trustee as security for repayment of the loan is greater or less than the outstanding amount of the loan, the Company will have the authority to require increases or permit decreases in the number of Shares held by the Trustee as security.

2.7.   REPAYMENT OF LOANS

(a) All loans shall have a term of 10 years and shall be repayable in full on the last day of the term thereof or such earlier date as provided for herein.


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(b)    Except as provided for in section 2.10(a), Participants shall not be required to make payments of any interest on the principal amount of any loan from time to time outstanding.

(c) Unless otherwise approved by the Company, a Participant shall only be permitted to prepay the balance of each loan outstanding after the first anniversary date of the loan and then, during each year that the loan remains outstanding thereafter, only to the extent of 10 percent (the "Repayment Percentage") of the original amount of the loan provided that the allowed prepayment shall at all times be calculated on a cumulative basis and carried forward if not made in prior years.

(d) Notwithstanding sections 2.5 and 2.7(c), unless otherwise approved by the Company, all dividends received on the shares and the proceeds from the sale of any Shares of a Participant shall be used by the Participant to repay the outstanding loans of such Participant.

2.8.   RIGHTS OF PARTICIPANT WITH RESPECT TO SHARES HELD BY TRUSTEE

(a) The provisions of this section 2.8 shall apply with respect to all Shares (including Additional Shares) held by the Trustee notwithstanding the repayment in whole or in part of loans. Shares which have vested pursuant to the provisions of this section 2.8 shall not be released to a Participant as long as they are held as security for a loan pursuant to the provisions of section 2.6.

(b) All Shares acquired by the Trustee on behalf of a Participant shall be held by the Trustee until the Shares (including Additional Shares) become vested and the Shares (including Additional Shares) shall not become vested except as hereinafter provided. Certificates for Shares which become vested and which are not being held by the Trustee as security for a loan shall be delivered by the Trustee to the Participant on whose behalf such Shares are held.

(c) Except as hereinafter provided, the number of Shares (including Additional Shares) of a Participant that become vested shall be equal to that percentage of the original number of Shares (together with the Additional Shares) acquired by the Trustee on the Participant's behalf equal to the Repayment Percentage on each anniversary of the date on which the Shares are authorized to be issued, so that the number of Shares (together with the Additional Shares) of a Participant equal to the Repayment Percentage of the original number of Shares (together with the Additional Shares) will become vested on the first anniversary; the number equal to two times the Repayment Percentage of such original number of Shares (together with the Additional Shares) will have become vested, on a cumulative basis, on the second anniversary; and so on from time to time until all such original number of Shares (together with the Additional Shares) will have become vested on the tenth anniversary of the date on which the Shares are authorized to be issued.

(d) Notwithstanding section 2.8(c), the Shares (including Additional Shares) of a Participant held by the Trustee on his behalf shall become vested upon the death or, at the discretion of the Company, on the Retirement of the Participant.

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(e)    The Company may in its sole discretion determine that in certain circumstances, such as early retirement or termination of employment or a services agreement, or in the event that the Market Value of the Shares exceeds the amount of the loan outstanding, all or a portion of the Shares of a Participant held by the Trustee on his behalf shall become vested without further effluxion of time.

(f) The Shares (including Additional Shares) of a Participant held by the Trustee on the Participant's behalf which have not yet become vested at the time a Participant becomes disentitled under this Plan shall not become vested on or after the time a Participant ceases to be a Participant, except at the discretion of the Company.

(g) Each Participant shall by accepting Shares issued to him under this Plan, grant, and does hereby grant, to the Company the right, for a period of 90 days following the time at which the Company gives notice to the Trustee, pursuant to section 2.10(a), that the Participant has become disentitled under this Plan, to purchase any Shares which have not been vested in the Participant at a price equal to their original purchase price.

2.9.   EVENTS OF DISENTITLEMENT

(a)    The following events shall be events of disentitlement under this Plan:

       (i) if the Participant retires from the employ of a Participating Company before the Participant's normal time of retirement; and

       (ii) if the Participant resigns or is dismissed from employment with a Participating Company.

(b)    Notwithstanding section 2.9(a), if a Participant:

              (i) dies before repayment in full of all loans made to the Participant pursuant to this Plan, the Participant's representatives shall be the Participant (with respect to all Shares purchased prior to the death of the original Participant) in lieu of the deceased and shall not become disentitled under this Plan unless and until the Company otherwise determines; or

              (ii) reaches Retirement or suffers a disability within the meaning of the Participant's employment or services agreement before repayment in full of all loans made to the Participant pursuant to this Plan he shall not become disentitled under this Plan unless and until the Company otherwise determines.

2.10.  IN CASE OF DISENTITLEMENT

(a) If an event of disentitlement described in section 2.9 shall have occurred, the Participant connected with the event shall become disentitled under this Plan immediately unless the Company, in its discretion, determines that the Participant shall not become disentitled until a later date. The Company may, at any time after the Participant becomes disentitled, in its sole discretion, give notice to the Trustee and the Participant that the Participant is disentitled under this Plan and the amount of any loan to such Participant



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       will become immediately due and payable. In the event that a Participant fails to repay the full amount of any loan on it becoming due (whether under this provision or any other provision of this Plan), such outstanding amount will accrue interest for payment by the Participant at the prime rate of interest as quoted by the Company's principal bank at such time plus 2%.

(b) If a notice of disentitlement is given to the Trustee pursuant to the provisions of section 2.10(a), the Trustee may at any time and from time to time sell on the open market and without notice to the Participant disentitled under this Plan that number of the Shares (including Additional Shares) which have vested but which have not been released and, if required, that number of the Shares (including Additional Shares) which have not yet vested, held by the Trustee on behalf of the Participant, required to repay in full the outstanding loans, as contemplated by section 2.10(c) and for the purposes of this section, such Shares (including Additional Shares) shall be deemed to have vested.

(c) If any loans in favour of any Participant with respect to whom a notice of disentitlement has been issued are outstanding, the Trustee shall apply the net proceeds from any sale of the Shares (including Additional Shares) to the payment of any unpaid principal of the loans. The Participant shall remain liable to the Participating Company or the third party lender, as the case may be, for the balance, if any, unpaid on the loans.

(d) Subject to any sale and application provided for in sections 2.10(b) and 2.10(c), respectively, above, the Trustee shall provide to the Participant with respect to whom a notice of disentitlement has been issued the unsold Shares (including Additional Shares) of the Participant which have become vested pursuant to section 2.8.

(e) Subject to section 2.10(b) and any application provided for in section 2.10(c), the Trustee shall sell to the Company, if the Company has exercised the purchase option available to it in section 2.8(g), in fulfillment of the right of the Company to purchase described in that section, unsold Shares (including Additional Shares) of the Participant disentitled under this Plan which have not become vested and which are designated at the price set out in section 2.8(g). If the Company has not exercised such option or upon completion of the exercise of such option, as the case may be, all unsold Shares (including Additional Shares) shall be vested and delivered to the Participant.

(f) Subject to the provisions of this section 2.10, if the Trustee holds Shares (including Additional Shares) of a Participant with respect to whom a notice of disentitlement has been issued, some of which have vested and some of which have not, or the Trustee holds Shares of such Participant which were acquired for different original prices by the Trustee on behalf of the Participant, and if, on any sale of Shares (including Additional Shares), the Trustee shall sell less than all such Shares (including Additional Shares), the Trustee shall in its sole discretion identify the Shares (including Additional Shares) so sold as vested and/or not vested and shall identify such Shares (including Additional Shares) with the original prices as the Trustee shall determine.

2.11.  ACCOUNTS AND STATEMENTS

       The Trustee shall maintain records indicating the number of Shares purchased on behalf of each Participant, the number of Shares (including Additional Shares) in respect of each



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Participant which have been disentitled from time to time and the repayments made by each Participant in respect of each loan granted to him pursuant to the provisions of this Plan. Upon written request therefor from any Participant, the Trustee shall furnish to such Participant a statement indicating the number of Shares (including Additional Shares) held by the Trustee on his behalf and the balance outstanding in respect of each loan granted to him. Each of such statements shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary has been received by the Trustee within 30 days after the mailing of such statement to the Participant.

2.12.  THE TRUSTEE

       The Company shall appoint an independent trust company to act as Trustee of this Plan. The Company may at any time or times remove any Trustee so appointed and may appoint a successor or successors to fill any vacancy created by any reason whatever.

       The Trustee may delegate to any Participating Company or to any corporation authorized to carry on the business of a trust corporation in Canada the duty to maintain records and to furnish statements in connection with all aspects of this Plan. The Trustee shall not be liable for any action or failure to act under or in connection with this Plan of the person to whom it has delegated the said duty, except for its own bad faith. The Trustee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by it in connection with or resulting from any claim, action, suit or proceeding to which it may be a party or in which it may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by it in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favour of the Company based upon a finding of its bad faith; subject, however, to the condition that, upon the assertion of or institution of any such claim, action, suit or proceeding against it, it shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before it undertakes to handle and defend it on its own behalf.

       The Trustee shall be entitled to rely on all certificates, reports, opinions and other documents furnished by any broker, accountant or auditor or counsel to the Company and shall be fully protected and indemnified by the Company in respect of any acts done in good faith and in reliance on such certificates, reports, opinions or documents.

2.13.  PARTICIPANT'S RIGHT NOT TRANSFERABLE

       Except as provided herein:

(a) No right of interest of any Participant in any of the Shares (including Additional Shares) purchased on the Participant's behalf under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner but excluding devolution by death or mental incompetency; and

(b)    No attempted assignment or transfer thereof shall be effective.

       Notwithstanding the foregoing, assignments or transfers may be effected with the approval of the Company and the appropriate regulatory authorities, if required.


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2.14.  INTERPRETATION AND REGULATIONS

(a) The Company may make, amend and repeal at any time and from time to time such regulations not inconsistent herewith, as it may deem necessary or advisable for the issuance of Shares under this Plan, the carrying out of any sales made pursuant to this Plan and generally for the proper administration and operation of this Plan. In particular, the Company may delegate to any person, group of persons or corporation, such administrative duties and powers as it may see fit.

(b) The Company may amend or discontinue this Plan at any time, provided that no amendment shall be made to this Plan except with the prior receipt of the approval of The Toronto Stock Exchange. No such amendment will, without the consent of a Participant, alter or impair the Participant's rights under this Plan.

(c) Notwithstanding the foregoing sections 2.14(a) and (b), the Company shall have the power to interpret the provisions of this Plan and to make regulations and formulate administrative provisions for carrying them out and to make such changes in this Plan and in the regulations and administrative provisions as, from time to time, the Company deems proper and in its best interests, and the Trustee shall observe same, provided that no such changes shall alter or impair a Participant's rights in respect of a loan already made or Shares already purchased in accordance with this Plan except with the consent of the Participant. All decisions and interpretations of the Company respecting this Plan and all rules and regulations made from time to time pursuant hereto, shall be binding and conclusive on the Company and on all Participants in this Plan and their respective legal representative and on all Participants eligible under this Plan to participate herein.

2.15.  COSTS

       The Company shall pay all costs of administering this Plan.